PARTICIPATION AGREEMENT

                                      AMONG

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                     RS INVESTMENT TRUST, ON BEHALF OF ITS,

                          RS PARTNERS FUND SERIES ONLY

                       AND RS INVESTMENT MANAGEMENT, L.P.

      THIS AGREEMENT, dated as of the 1st day of July, 2003, by and among Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each an "Account"), RS Investment Trust (the "Trust") on behalf of its RS Partners Fund series (the "Fund") only, and RS Investment Management, L.P. (the "Adviser"), a California partnership.

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Adviser, which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

      WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

      WHEREAS, the Company intends to purchase shares in the Fund, on behalf of the Account to fund the aforesaid Contracts;

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

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ARTICLE I. SALE OF FUND SHARES

            1.1. Subject to Article IX hereof, the Fund agrees to make its shares available to the Company for purchase on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of shares of the Fund or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary or in the best interests of the Fund or its shareholders.

            1.2. The Fund shall redeem, at the Company's request, any full or fractional Fund shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares to the extent permitted at the time by the 1940 Act, and any rules, regulations or orders thereunder or the Fund's prospectus.

            1.3.  PURCHASE AND REDEMPTION PROCEDURES

                  (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to the Fund shares that may be held in the general account of the Company) for shares of those Funds made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value (a "Business Day") pursuant to the rules of the Securities and Exchange Commission ("SEC"), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund's prospectus shall constitute receipt and acceptance by the Fund on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

                  (b) The Company shall pay for shares of each Fund on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Fund shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Fund shares (unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Fund shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

                  (c) Payment for Fund shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares, except that the Fund reserves the right to delay payment of redemption proceeds to the

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extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

                  (d) Any purchase or redemption request for Fund shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund's prospectus.

            1.4. The Adviser shall use its best efforts to make the net asset value per share for each Fund available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for the Fund is calculated, and shall calculate such net asset value in accordance with the Fund's prospectus. If the Trust provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser's expense.

            1.5. The Adviser shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Fund shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Fund shares so issued as payment of such dividends and distributions.

            1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

            1.7.  (a)   The parties hereto acknowledge that the arrangement
contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

                  (b) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

                  (c) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's investment adviser.

                  (d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

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            1.8   The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

            2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

            2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares to the Company. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund in order to effect the sale of shares to the Company hereunder.

            2.3. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

            2.4. The Adviser represents and warrants that it is registered as an investment adviser with the SEC.

            2.5. The Fund and the Adviser represent and warrant that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            2.6. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

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            2.7.  Each party to this Agreement hereby agrees to abide by and comply with all applicable anti-money laundering laws and regulations including the Anti-Money Laundering and Abatement Act and relevant provisions of the USA Patriot Act of 2001.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

            3.1. The Fund shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information ("SAI), supplements, proxy statements, and annual or semi-annual reports of each Fund (for distribution to Contract owners with value allocated to the Funds) as the Company may reasonably request to deliver to existing Contract owners. If requested by the Company in lieu thereof, the Fund shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company's website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company's web-site or printed individually by the Company if it so chooses. The expenses associated with printing and providing such documentation shall be as set forth in Article V.

            3.2. The Fund's prospectus shall state that the current SAI for the Fund is available.

            3.3. The Adviser shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund in its sole discretion.

            3.4. The Fund will pay or cause to be paid the expenses associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.

            3.5. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall provide a list of Contract owners with value allocated to the Fund as of the record date to the Fund or its agent in order to facilitate the Fund's solicitation of voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

ARTICLE IV. SALES MATERIAL AND INFORMATION

            4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund or the Adviser is named. No such material shall be used until approved in writing by the Adviser or its designee, and the Adviser will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Fund

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and the Adviser, themselves or through their designees, reserve the right to object in their sole discretion to the continued use of any such sales literature or other promotional material in which the Fund or the Adviser is named, and no such material shall be used if the Fund, the Adviser, or any designee so objects.

            4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

            4.3. The Adviser, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved in writing by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Company reserves the right to object in its sole discretion to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

            4.4. The Fund shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

            4.5. The Adviser will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, and all amendments to any of the above, that relate to the Fund or their shares, promptly after the filing of such document(s) with the SEC.

            4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC. The Company shall provide to the Fund and the Adviser any complaints received from the Contract owners pertaining to the Fund.

            4.7. The Fund will use reasonable efforts to provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Adviser will work with the Company so as to facilitate the solicitation of proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

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ARTICLE V.  FEES AND EXPENSES

            5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund adopts and implements a plan pursuant to Rule 12b-l to finance distribution expenses, then the Fund may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing.

            5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund or the Adviser. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares. The Fund shall bear the expenses of distributing the Fund's proxy materials and reports to existing Contract owners. The Fund shall also bear the expense of printing the Fund's prospectus, and annual and semi-annual reports, which are delivered to existing Contract owners with value allocated to the Fund (regardless of whether such prospectuses are printed by the Fund or the Company; provided that, where such prospectuses are printed by the Company, the expense thereof must be an amount considered reasonable by the Fund).

            5.3. The Company shall bear the expense of distributing all prospectuses and reports to shareholders (whether for existing Contract owners or prospective Contract owners). The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Fund is named.

ARTICLE VI. QUALIFICATION

      The Fund represents and warrants that it is, and intends to remain qualified as a regulated investment company (a "RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code,") and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. If during any period the Fund fails to qualify as a RIC under Subchapter M, then the Adviser will indemnify the Company to the extent, but only to the extent, of the amount of any tax payable by the Fund in respect of such period, multiplied by the percentage obtained by dividing the number of shares of the Fund held by the Company at the time the amount of such tax is first deducted from the assets of the Fund shown on the Fund's financial statements by the total number of shares of the Fund outstanding at such time. In addition, in any such case, the Adviser will indemnify the Company for all reasonable legal expenses incurred by the Company in the defense of any claim by Contract owners against it arising from the failure of the Fund to qualify as a RIC.

ARTICLE VII. INDEMNIFICATION

            7.1.  INDEMNIFICATION BY THE COMPANY

                  7.1(a). The Company agrees to indemnify and hold harmless each of the Fund and the Adviser and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified

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Parties may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933
            Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

                  (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts, or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon written information furnished to the Fund by or on behalf of the Company for use in such registration statement, prospectus, SAI or sales literature; or

                  (iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

                  7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement. Further, the Company shall not be liable (including by way of indemnification) for any exemplary, indirect, punitive, special or consequential damages.

                  7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process

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giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

            7.2.  INDEMNIFICATION BY THE ADVISER

                  7.2(a). The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation expenses (including legal and other expenses) actually paid by the Indemnified Parties to Contract owners, regulatory authorities or any third-party claimaints, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations by or on behalf of the Fund or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Adviser) or wrongful conduct of the Adviser or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to the Company by or

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            on behalf of the Adviser or the Fund for use in such registration statement, prospectus, SAI or sales literature; or

                  (iv) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Adviser or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

                  7.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable. Further the Adviser shall not be liable (including by way if indemnification) for any exemplary, indirect, punitive, special or consequential damages.

                  7.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.2(d). The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

                  7.2(e). Notwithstanding the foregoing, no person shall be entitled to any indemnification under this Section 7.2 in respect of any failure of the Fund to qualify as a RIC for any period.

            7.3.  INDEMNIFICATION BY THE FUND

                  7.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including legal and other expenses) actually paid by the Indemnified Parties to Contract owners, regulatory authorities or any third-party claimants, resulting from:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) any material breach of any representation and/or warranty made by or on behalf of the Fund in this Agreement any other material breach of this Agreement by or on behalf of the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. The parties acknowledge that the Fund's indemnification obligations under this Section 7.3 are subject to applicable law.

                  7.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable. Further, the Fund shall not be liable (including by way of indemnification) for any exemplary, indirect, punitive, special or consequential damages. Notwithstanding the foregoing, no person shall be entitled to any indemnification under this Section 7.3 in respect of any failure of the Fund to qualify as a RIC for any period.

                  7.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE VIII. APPLICABLE LAW

            8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

            8.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

            8.3. The parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute between the parties arising out of, relating to or in connection with this Agreement, such dispute shall be resolved exclusively by arbitration to be conducted in accordance with the rules of JAMS/ENDISPUTE applying the laws of New York. Disputes shall not be resolved in any other forum or venue. The parties agree that such arbitration shall be conducted by a retired judge who is experienced in resolving disputes regarding the securities business, that discovery shall not be permitted except as required by the rules of JAMS/ENDISPUTE, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. The parties understand that any party's right to appeal or to seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction or as otherwise provided by law.

ARTICLE IX. TERMINATION

            9.1. This Agreement shall continue in full force and effect until the first to occur of:

            (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by 120 days' advance written notice delivered to the other parties; or

            (b) termination by the Company by written notice to the other parties based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

            (c) termination by the Company by written notice to the other parties in the event the Fund's shares sold hereunder are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) termination by the Fund or Adviser in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body; or

            (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Adviser by the SEC or any state securities department or any other regulatory body; or

            (f) termination by the Company by written notice to the other parties in the event that the Fund ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that the Fund may fail to so qualify or comply; or

            (g) termination by either the Fund or the Adviser by written notice to the other parties, if either one or both the Fund and the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (h) termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Adviser of the date of substitution.

            9.2. Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

            9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  NOTICES

            Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Company:           Security Benefit Life Insurance Company
                                   Attention General Counsel
                                   One Security Benefit Place
                                   Topeka, Kansas 66636 - 0001

      If to the Fund:              RS Investment Trust
                                   Attention David Elliott
                                   388 Market Street
                                   San Francisco, California 94111

      If to Adviser:               RS Investment Management, L.P.
                                   Attention David Elliott
                                   388 Market Street
                                   San Francisco, California 94111

ARTICLE XI. MISCELLANEOUS

            11.1. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

            11.2. Subject to the requirements of legal process and regulatory authority, the Fund and the Adviser shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

            11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

            11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

            11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations (the Company to pay any costs or expenses incurred by the Fund or the Adviser in connection therewith).

            11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

            11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

                                      By its authorized officer

Security Benefit Life
Insurance Company


                                      By: /s/
                                         ---------------------------------

                                      Title: Vice President

                                      Date: June 30, 2003


RS Investment Trust, on behalf of     By its authorized officer
its RS Partners Fund series only


                                      By: /s/
                                         ---------------------------------

                                      Title:           TREASURER
                                            -------------------------------

                                      Date:            6/30/03
                                           --------------------------------


RS Investment Management, L.P.        By its authorized officer


                                      By: /s/
                                         ---------------------------------

                                      Title:           CFO
                                            -------------------------------

                                      Date:            6/30/03
                                           --------------------------------

                                                                    July 1, 2003

                                   SCHEDULE A

            ACCOUNT(S)             CONTRACT(S)                 FUND

SBL VARIABLE ANNUITY ACCOUNT   V6029                  RS Investment Trust, on
XIV                                                   behalf of its RS Partners
                                                      Fund series only

                                       A-I